EXHIBIT 10.3

                              REGISTRANT'S EXECUTIVE SUPPLEMENTAL INCOME PLAN
                            AND FORM OF EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

                                                   (SUMMARY)

         The Registrant has adopted an Executive Supplemental Income Plan (the "Executive Plan") pursuant to which certain executive officers are provided with certain salary continuation benefits upon their respective retirements. The Executive Plan also provides for benefits in the event of early retirement or death. In the event of a substantial change in control of the Company (generally defined as the acquisition of a 20% or greater ownership interest in the Bank or the Company), the participants in the Executive Plan become fully vested in their respective death benefits and all amounts credited toward their respective retirement benefit accounts. The Executive Plan is designed to provide participating employees (or the participant's beneficiary, as applicable) with both a pre-retirement death benefit based on a percentage of the employee's current compensation and a post-retirement annuity benefit designed to provide the employee with a certain percentage of the employee's final average income at retirement age. The Executive Plan requires that the participating employees be employed at the earlier of death or retirement in order for the participant or the participant's beneficiary to be eligible to receive benefits under the Executive Plan. While the employee is receiving benefits under the Executive Plan, the Executive Plan prohibits the employee from competing with the Bank and requires the employee to be available for consulting work for the Bank. The Executive Plan is an unfunded plan, although the Company and the Bank have the right to acquire investments to indirectly provide funding of the benefits payable under the Executive Plan. Life insurance policies have been purchased by the Bank to offset a portion of the liabilities associated with the obligation to pay death and retirement benefits under the Executive Plan.

                                              GREENWOOD NATIONAL BANK

                                        EXECUTIVE SUPPLEMENTAL INCOME PLAN

                                             SUMMARY OF THE AGREEMENT

1.       What is the ESI Plan?

         The ESI Plan is an Agreement between you and the Bank. The Bank agrees to provide you with a benefit payable when you retire and a benefit payable to your Beneficiary should you die prior to retirement. In return, you agree to continue to work for the Bank. These benefits are in addition to Social Security and any other retirement plans in which you may be entitled to participate such as the Employee Stock Ownership Plan (ESOP).

2.       How do I qualify for the ESI Benefits?

         With certain exceptions, upon execution of the Agreement, you will immediately obtain a one hundred percent nonforfeitable interest in the amount in your account. (See Paragraph 4.01 of the Agreement).

3.       Must I contribute funds to participate in tile ESI Plan?

         No, you have been selected to be a participant in the Executive Supplemental Income Plan. There will be no reduction in your take-home pay or in contributions on your behalf to any other benefit plans. Your only contribution is to provide your best efforts on behalf of the Bank.

4.       What is the amount of the benefits provided by the ESI Plan?

         The amount of your retirement benefit is determined solely by the amount in your Deferred Compensation Account, a bookkeeping reserve to which the Bank will make annual credits on the basis of a targeted
         benefit.   The  target  benefit  amount  and  payment  period  of  your pre-retirement death benefit are set forth in the Addendum to the Agreement. These amounts may be adjusted from time to time (usually on a biannual basis) as your position with the Bank and your salary changes. Should you die before the end of your benefit payment period, the payments being made to you will continue to be made to your Beneficiary until all payments under your Agreement have been made. (See Paragraph 2.01 and 3.01 of the Agreement and the Addendum.)

5.       When am I taxed for receiving the ESI benefits?

         You will pay no taxes during the years prior to your death or retirement even though the current economic benefits of being an ESI participant are substantial. When you or your family receive the benefits at your retirement, or upon your death, the benefit will be taxed as ordinary income.

6.       Is Early Retirement provided for under the ESI Agreement?

         Yes, if you have at least 10 years of service with the Bank, you may retire after age 55 with the approval of the Board of Directors. However, should the Bank undergo a Change in Control, you may retire at any time after attaining age 55 without having been employed by the Bank for any minimum years of service and without obtaining Board approval.
         (See Paragraph 3.03 of the Agreement.)

7.       If I retire early, what are my ESI benefits?

         You will receive an early retirement pension equal to the amount in your Deferred Compensation Account at the time of your early retirement (i.e. age 55). (See Paragraph 3.03 of the agreement.)

8.       If I die before Age 65, what ESI benefits will my Beneficiary receive?

         Your Beneficiary will begin to receive payments on the first day of the month following the date of your death. The amount and term of the benefit is stated in the Addendum to the Agreement. (See Paragraph 2.01 of the Agreement and the Addendum.)

9.       How do I name a Beneficiary under the ESI plan?

         Your Agreement contains a Beneficiary Designation Form for you to name your primary and contingent Beneficiary. You can, of course, change your Beneficiary at any time by written notice to the Bank.

10. If I leave the Bank before the normal Retirement Date, am I entitled to any ESI benefits?

         Your Agreement provides, with certain exceptions, that you are 100% vested in the post-retirement benefits and partially vested in the pre-retirement benefits provided by your Agreement. Thus, unless you are discharged for Just Cause, you will take your benefits with you upon leaving the Bank. (See Paragraph 4.01 of the Agreement.)

11.      What is the disability benefit?

         Your retirement benefit continues to accrue and your pre-retirement death benefit is in effect during periods of disability. This is in addition to the Bank's regular disability program. (See Paragraph 4.01 of the Agreement.)

12.      What happens to my ESI benefit if the Bank is sold?

         If the bank leaves you (i.e the Bank undergoes a Change in Control), you are fully vested in a portion of the pre-retirement death benefit and the amount in your Deferred Compensation Account and your continued employment with any successor bank is not required to receive this benefit. (See Paragraph 4.02 of the Agreement.)

13. Once I retire and begin receiving ESI retirement benefits, are there any requirements to continue to receive benefits?

         You must make yourself available (if called upon) to provide the Bank with reasonable business consulting and advisory services after the date you retire. In addition, you may not become employed in such a way that you are competing with the Bank. However, should the Bank undergo a Change in Control, these requirements will not apply. (See Paragraphs 4.03, 4.04, and 4.05 of the Agreement.)

14.     May the Bank accelerate the payment of ESI benefits under the Agreement?

        Yes, if you or your Beneficiary agree to accelerate the payments. The amount paid to you or your Beneficiary would be the remaining credit balance under the Deferred Compensation Account. (See Paragraph 7.01 of the Agreement.)

15. Do I have any rights in the assets, if any, set aside refund my ESI benefits?

         Although the Bank has elected to indirectly fund your ESI benefits, to avoid current taxation of ESI benefits you cannot have any interest in or right to such assets. You must remain a general, unsecured creditor of the Bank. (See Paragraphs 5.01 and 6.01 of the Agreement.)

16.      May the Bank amend or revoke the ESI Agreement?

         No. The Bank may not amend, modify, or revoke the Agreement without your mutual consent.

         THE VALUE OF THIS BENEFIT IS SUBSTANTIAL. YOU HAVE BEEN SELECTED TO PARTICIPATE IN RECOGNITION OF YOUR CURRENT CONTRIBUTIONS AND TO MOTIVATE YOUR FUTURE EFFORTS ON BEHALF OF THE BANK.

                                              GREENWOOD NATIONAL BANK

                                             GREENWOOD, SOUTH CAROLINA


                                      EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

         THIS AGREEMENT is effective on the day of , 1993, by and between GREENWOOD NATIONAL BANK, Greenwood, South Carolina (the "Bank") and (the "Officer").


                                               W I T N E S S E T H:

         WHEREAS, the Officer is currently employed by the Bank in an executive capacity;

         WHEREAS, the Bank desires to retain the valuable services and business counsel of the Officer and to induce the Officer to remain in an executive capacity with the Bank;

         WHEREAS, the Bank wishes to retain the Officer in order to prevent the substantial financial loss which the Bank could incur if the Officer were to leave and were to enter the employment of a competitor;

         WHEREAS, the Officer is considered a highly compensated Officer or member of a select management group of the Bank; and

         WHEREAS, the Bank desires to pay the Officer the benefits provided herein, subject to the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, for and in consideration of the above premises, and of the following terms, conditions and mutual covenants of the parties hereto, IT IS HEREBY AGREED.

                                                     ARTICLE I
                                                    DEFINITIONS

         1.01. "Actuarially Determined Amount" shall mean the amount determined by applying a fraction to the amount of the Benefit payable where: (1) the numerator shall consist of the Officer's total Years of Service from date of hire until the date the Officer's termination of employment became effective, and (2) the denominator shall consist of Officer's total Years of Service from date of hire until the date the Officer attains Retirement Age.

         1.02. "Annual Funding Amount" shall mean the amount required to be contributed by the Bank to the Deferred Compensation Account annually pursuant to paragraph 3.01(a) of this Agreement.

         1.03. "Beneficiary" shall mean the person or persons the Officer has designated in writing to the Bank; if the Officer has not designated a Beneficiary, then any payments due under the Agreement shall be paid to the Officer's Estate.

         1.04. "Benefit" shall mean the Death Benefit or the Retirement Benefit, as the case may be.

         1.05. "Buyout" shall mean a transaction or series of related transactions by which the Bank is sold, either through the sale of a Controlling Interest in the Bank's voting stock or through the sale of substantially all of the Bank's assets, to a party not having a Controlling Interest in the Bank's voting stock on the date of execution of this Agreement.

         1.06. "Change in Control" shall mean a Buyout, Merger, or Substantial Change in Ownership.

         1.07. "Compensation" shall mean the total base salary paid to Officer by Bank for any calendar year, as reflected on the payroll records of the Bank.

         1.08. "Controlling Interest" shall mean ownership, either directly or indirectly, of more than twenty percent (20%) of the voting stock of the Bank or a parent company of the Bank which is a member of the same "affiliated group" as defined in 26 U.S.C. Section 1504(a).

         1.09. "Death Benefit" shall mean the Annual Pre-Retirement Death Benefit amount set forth in the Addendum to this Agreement.

         1.10. "Deferred Compensation Account" shall mean the liability account to which the Bank contributes the Annual Funding Amount pursuant to paragraph 3.01(a) of this Agreement.

         1.11. "Disability" shall mean a condition whereby the Officer, because of a physical or mental Disability, is or will be unable to perform the duties of the Officer's customary position of employment. The Board of Directors shall determine whether the Officer is considered Disabled within this definition and may require the Officer to submit to a physical examination in order to confirm Disability.

         1.12.        "Early Retirement Age" shall mean age fifty-five (55).

         1.13. "Just Cause" shall be determined by the Board of Directors and will include theft, fraud, embezzlement or willful misconduct causing significant property damage to the Bank or personal injury to another employee. Just Cause shall also include any single action and/or inaction or series of actions and/or inactions which result in the Officer not performing the Officer's duties in the manner expected of the Officer by the Bank. The existence of Just Cause shall be determined upon recommendation by the Chief Executive Officer and by vote of seventy percent (70%) of the Board of Directors.

         1.14. "Merger" shall mean a transaction or series of transactions wherein the Bank is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Bank's voting stock on the date of execution of this Agreement own less than a Controlling Interest in the voting stock of the combined entity.

         1.15. "Retirement Age" shall mean age sixty-five (65), or later at the election of the Board and Officer.

         1.16. "Retirement Benefit" shall mean fifteen (15) equal annual installments of an amount necessary to amortize the amount credited to the Deferred Compensation Account at Early Retirement Age or Retirement Age, whichever the case may be.

         1.17. "Substantial Charge in Ownership" shall mean a transaction or series of transactions in which a Controlling Interest in the Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Bank on the date that this Agreement was executed. The above shall not apply to stock purchased by the Greenwood National Bancorporation Employee Stock Ownership Plan with 401(k) Provisions
("KSOP").

         1.18. "Target Benefit" shall mean the present value at Retirement Age of the Annual Post- Retirement Benefit set forth in the Addendum to this Agreement.

         1.19. "Year of Service" shall mean a twelve (12) consecutive month period during which the Officer is considered a full-time employee of the Bank. A fractional Year of Service shall accrue at a rate of one-twelfth (1/12) of a Year of Service for each full month of continuous employment.


                                                    ARTICLE II
                                             PAYMENT OF DEATH BENEFIT

         2.01. If covered by the provisions of this Agreement, the Bank agrees that if the Officer dies prior to attaining Retirement Age or commencement of payments under Early Retirement, the Bank will pay the Officer's Beneficiary the Death Benefit. The Death Benefit shall be payable monthly in equal installments to commence on the first business day of the month following the month in which the Officer dies. The payment of such Death Benefit will be subject to the conditions and limitations set forth elsewhere in this Agreement.

         2.02. Notwithstanding the provisions of this Article II, the Bank shall have no obligation under this Agreement if the Officer's death results from suicide, whether sane or insane, within two years of the effective date of this Agreement.


                                                    ARTICLE III
                                           PAYMENT OF RETIREMENT BENEFIT

         3.01.        Retirement Benefit.

         (a) The Bank shall credit to the Deferred Compensation Account for each year that the Officer is covered by this Agreement, the Annual Funding Amount which is projected to be necessary to fund his Target Benefit. The Deferred Compensation Account shall be segregated from other accounts on the books and records of the Bank as a contingent liability of the Bank to the Officer.

         (b) The Annual Funding Amount for the Officer shall be the Target Benefit multiplied by a fraction. The denominator of the fraction is the sum of all the years digits corresponding to the number of years from the effective date of this Agreement until the Officer's Retirement Age. The numerator of the fraction is one (1) for the first year of term of the Agreement, and increases by one (1) for each year thereafter. Upon commencement of payment of the Retirement Benefit at Early Retirement Age or Retirement Age, whichever the case may be, the Annual Funding Amount shall be one-tenth (1/10th) of the amount credited to the Deferred Compensation Account at the end of the year of payment.

         (c) The Annual Funding Amount shall remain constant unless there has been a change in the Officer's Compensation. If there has been such a change, then the Annual Funding Amount shall be increased or decreased as appropriate, in an amount equal to the change in Target Benefit multiplied by the fraction from subparagraph (b) representing the number of full years remaining to Retirement Age from the date as of which the change in Compensation is recognized.

         3.02.        Retirement.

         On or after Retirement Age, the Officer may elect to terminate service and commence the receipt of the Retirement Benefit in equal monthly installments commencing on the first business day of the month after the Officer's termination of employment.

         3.03.        Early Retirement.

         If the Officer has at least ten (10) years of service with the Bank, the Officer may retire and begin to receive benefits under this Article III at any time after attaining age fifty-five (55). However, if there has been a Change in Control, the Officer can retire and begin receiving payments at any time after attaining age fifty-five (55) without satisfying any minimum years of service requirement and without obtaining Board approval.

         3.04.        Post-Retirement Death Benefit.

         If covered by this Agreement, in the event the Officer dies on or after commencement of Retirement Benefit payments under this Article III, the Officer's remaining Retirement Benefit payments shall continue to be paid to the Officer's Beneficiary.

                                                    ARTICLE IV
                                                    CONDITIONS

         4.01.        Continuous Employment.

         Eligibility for Benefits under this Agreement is conditioned upon the Officer's continuous employment in an eligible capacity (periods of Disability and authorized leave of absence shall be considered as periods of employment) with the Bank from the date of execution of this Agreement until the earlier of the date the Officer attains Retirement Age, qualifies for and elects Early Retirement or dies. Benefit payments are conditioned upon the Officer's compliance with the terms of this Agreement so long as the Officer lives and payments are due under the terms of this Agreement.

         4.02.        Vesting.

         Should the Officer voluntarily terminate employment with the Bank, become permanently Disabled, or be discharged without Just Cause prior to the date the Officer obtains Retirement Age, the Officer will be entitled to a vested and non-forfeitable interest in the Actuarially Determined Amount of the Death Benefit and in all amounts credited to the Deferred Compensation Account.


         4.03.        Services.

         Payment of the Retirement Benefit is further conditioned upon the Officer rendering such reasonable business consulting and advisory services as the Bank's Board of Directors may call upon the Officer to provide while receiving payments under this Agreement.

         (1) It is understood that such services shall not require the Officer to be active in the Bank's day-to-day activities, and that the Officer shall perform services as requested by management.

         (2) It is further understood that the Officer shall be compensated for such services in an amount to be then agreed upon, and shall be reimbursed for all expenses incurred in performing such services.

         4.04.        Noncompetition.

         Payment of the Retirement Benefit is further conditioned upon the Officer not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the Bank, nor engaging in any activity involving substantial competition with the Bank during employment with the Bank, after retirement from the Bank, or during periods of Disability while covered by the provisions of this Agreement. In the event of violation of this provision, all future payments shall be canceled and discontinued. The Board of Directors shall determine whether violations have occurred and may also waive these conditions.

         4.05.        Change in Control.

         The conditions set forth in paragraphs 4.03 and 4.04 shall not be applicable if the Officer voluntarily terminates employment, becomes permanently Disabled or is discharged without Just Cause on the date of or on any date subsequent to a Change in Control. The Officer will become 100 percent vested in the Death Benefit in all amounts credited to the Deferred Compensation Account upon a Change in Control.


                                                     ARTICLE V
                                                      FUNDING

         5.01. The Bank's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be required under any circumstances to fund its obligations under this Agreement. The Bank may, however, in its sole and absolute discretion, elect to fund this Agreement in whole or in part.

                                                    ARTICLE VI
                                              OFFICER RIGHT TO ASSETS

         6.01. The rights of the Officer or the Beneficiary shall be solely those of an unsecured general creditor of the Bank. The Officer or the Beneficiary shall only have the right to receive from the Bank those payments as specified under this Agreement. The Officer or the Beneficiary shall have no rights or interests whatsoever in any assets of the Bank. Any asset used or acquired by the Bank in connection with the liabilities the Bank has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Officer or the Beneficiary, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

                                                    ARTICLE VII
                                              ACCELERATION OF PAYMENT

         7.01. The Bank may accelerate to a single payment Benefits payable under this Agreement with the written consent of the Officer or the Beneficiary. In the event it is agreed to accelerate payment, the single payment shall be the remaining credit balance under the Deferred Compensation Account.

                                                   ARTICLE VIII
                                                 LEAVES OF ABSENCE

         8.01. The Bank may, in its sole discretion, permit the Officer to take a leave of absence; each such period shall not exceed one year in length. During such leave, the Officer shall be considered to be in the continuous employment of the Bank for purposes of this Agreement.

                                                    ARTICLE IX
                                                   ASSIGNABILITY

         9.01. Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any Benefits under this Agreement shall be valid or recognized by the Bank.


                                                     ARTICLE X
                                               AMENDMENT/REVOCATION

         10.01. This agreement shall not be amended, modified, or revoked at anytime, in whole or in part, without the mutual written consent of the Officer and Bank; provided, however, that in the event the Officer is discharged for Just Cause, this Agreement shall be terminated and shall become null and void with neither the Officer nor the Officer's Beneficiary having any claim or right against Bank.

                                                    ARTICLE XI
                                         LAW GOVERNING/ENFORCEMENT/PARTIES

         11.01. This Agreement shall be governed by the laws of the State of South Carolina. This Agreement is solely between the Bank and the Officer. Furthermore, the Officer or the Beneficiary shall only have recourse against the Bank for enforcement of the Agreement. However, it shall be binding upon the Beneficiary, heirs, executors and administrators of the Officer, and upon any and all successors and assigns of the Bank.

         11.02. The Bank is hereby designated as a fiduciary under this Agreement. The Bank as a fiduciary shall have authority to control, interpret and manage the operation and administration of this Agreement. Any decision by the Bank denying a claim by the Officer or a Beneficiary for Benefits under this Agreement shall be stated in writing and delivered or mailed to the Officer or such Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Bank's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Bank shall afford a reasonable opportunity to the Officer or such Beneficiary for a full and fair review of the decision denying such claim.


                                                    ARTICLE XII
                                                   SEVERABILITY

         12.01. In the event that any of provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (a) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (b) the validity and enforceability of the remaining provisions will not be affected thereby.


                                                   ARTICLE XIII
                                                   INCOMPETENCY

         13.01. If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs because of illness or accident, or is a minor, any payment due (unless a prior claim shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act (or similar law), or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.


                                                    ARTICLE XIV
                                              NO EMPLOYMENT CONTRACT

         14.01. This Agreement shall in no way be construed to create an employment contract between the Bank and the Officer.

                                                    ARTICLE XV
                                                 PRIOR AGREEMENTS

         15.01. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous Agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

         IN WITNESS WHEREOF, the parties acknowledge receipt of an executed original of this Agreement signed this day of , 19 .



                                                       (Officer's Name)


                                                       GREENWOOD NATIONAL BANK
                                                       GREENWOOD, SOUTH CAROLINA

                                                       By:
                                                       Title

                                              GREENWOOD NATIONAL BANK
                                             GREENWOOD, SOUTH CAROLINA

                                                    ADDENDUM TO
                                      EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

         This Addendum to the Executive  Supplemental  Income Agreement
covering                     enumerates  the dollar  amount of death
benefits payable under the Executive Supplemental Income Agreement. All rights and payment provisions are controlled by the Executive Supplemental Income Agreement effective on the day of , 19 . This Addendum revokes any previously dated Addendum.

ANNUAL PRE-RETIREMENT DEATH BENEFIT:
         Year 1:                    $
         Years 2 - 5:               $
         Years 6 - 15:              $

ANNUAL POST-RETIREMENT BENEFIT:
         $          payable for       years

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum this day of , 19 , each acknowledging receipt of a fully signed original hereof.

                                    (Officer's Name)

                                    GREENWOOD NATIONAL BANK
                                    GREENWOOD, SOUTH CAROLINA

                                    By:
                                                         Title



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                                              GREENWOOD NATIONAL BANK
                                             GREENWOOD, SOUTH CAROLINA

                                              BENEFICIARY DESIGNATION

         PURSUANT to the terms of the EXECUTIVE SUPPLEMENTAL INCOME PLAN AGREEMENT dated , I hereby designate the following beneficiary(ies) to receive any payments which may be due under such Agreement after my death:

Primary Individual Beneficiary(ies):


  NAME                        ADDRESS          RELATIONSHIP               %SHARE


Contingent Individual Beneficiary(ies):

  NAME                        ADDRESS          RELATIONSHIP               %SHARE



         This designation hereby revokes any prior designation which may have been in effect.




         Date Signed                                     Officer's Signature




         Date Signed                                           Witness


                                    GREENWOOD NATIONAL BANK
                                    GREENWOOD, SOUTH CAROLINA



         Date Signed                           Acknowledged By             Title




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